                                                                    EXHIBIT 23.4

The Board of Directors
Kroll Holdings, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

New York, New York
March 31, 1998